                       DAIMLER-BENZ VEHICLE TRUST 1994-A
                           MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1997
DISTRIBUTION DATE: 5/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
   (i) Principal Distribution
          Class A Amount                                                              $61,785,668.07        $101.945290
          Class B Amount                                                              $ 6,776,269.57        $100.626554

  (ii) Interest Distribution
          Class A Amount                                                             $    306,353.94        $  0.505479
          Class B Amount                                                             $     34,039.33        $  0.505479

 (iii) Amount of Distribution allocable to the Yield Supplement Amount               $      1,006.76
                                                                                     ---------------
          Class A Amount                                                             $        906.08
          Class B Amount                                                             $        100.68

       Amount of Distribution allocable to the (Excess) Shortfall Amount             $     (9,933.64)
                                                                                     ---------------
          Class A Percentage                                                         $     (8,940.28)
          Class B Percentage                                                         $       (993.36)

  (iv) Monthly Servicing Fee                                                         $     57,208.95        $  0.084954
                                                                                     ---------------
          Monthly Supplemental Servicing Fee                                         $          0.00        $  0.000000
          Class A Percentage of the Servicing Fee                                    $     51,488.06        $  0.084954
          Class A Percentage of the Supplemental Servicing Fee                       $          0.00        $  0.000000
          Class B Percentage of the Servicing Fee                                    $      5,720.89        $  0.084954
          Class B Percentage of the Supplemental Servicing Fee                       $          0.00

   (v) Class A Principal Balance (end of Collection Period)                          $          0.00
       Class A Pool Factor (end of Collection Period)                                       0.000000%
       Class B Principal Balance (end of Collection Period)                          $          0.00
       Class B Pool Factor (end of Collection Period)                                       0.000000%

  (vi) Pool Balance (end of Collection Period)                                       $          0.00

 (vii) Class A Interest Carryover Shortfall                                          $          0.00        $  0.000000
       Class A Principal Carryover Shortfall                                         $          0.00        $  0.000000
       Class B Interest Carryover Shortfall                                          $          0.00        $  0.000000
       Class B Principal Carryover Shortfall                                         $    (88,804.66)       $  1.318735

(viii) Amount Otherwise Distributable to the Seller that is Distributed to Either
       the Class A or Class B Certificateholders                                     $          0.00

  (ix) Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                             $          0.00
          Class B Amount                                                             $          0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by
       the Seller or the Servicer                                                    $          0.00




                                                                          Page 1